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                                                                    Exhibit 21.1

                             Control Devices, Inc.
                             List of Subsidiaries

Subsidiaries                                                              Place of Incorporation
--------------------------------------------------------------            ------------------------------------
Realisations et Diffusion pour I'Industrie ("RDI")                        France

CDI Holding International                                                 France

RDI Management Company, Inc. ("RDIM")                                     Indiana

Control Devices FSC, Inc.                                                 St. Thomas U.S. Virgin Islands

CDI Netherlands B.V.                                                      Netherlands

Control Devices Inc. N.V.                                                 Curacao Netherlands Antilles